                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bank of the Ozarks, Inc. of our report dated January 11, 2001, included in the 2000 Annual Report to Shareholders of Bank of the Ozarks, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-32173) pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, (Form S-8 No. 333-74577) pertaining to the Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan, and (Form S-8 No. 333-32175) pertaining to the Bank of the Ozarks, Inc. Non-employee Director Stock Option Plan, of our report dated January 11, 2001, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of Bank of the Ozarks, Inc. for the year ended December 31, 2000.

                                            /s/ Ernst & Young LLP


Little Rock, Arkansas
March 19, 2001